Exhibit 99.1

Nightfood Signs Letter of Intent to Acquire Los Angeles Cooking School, Integrating Automation and Robotics with World-Class Culinary Training

Tarrytown, NY – October 1, 2024 – Nightfood Holdings, Inc. (OTCQB: NGTF), an acquisition and development holding company, announced today that it has signed a Letter of Intent (LOI) to acquire Stratford Education Group Inc., doing business as the Los Angeles Cooking School.

The Los Angeles Cooking School is renowned for its exceptional culinary training and education programs. Course offerings are being expanded to include state-of-the-art training for hospitality and food service operators wanting to leverage robotics and automation solutions.

The vision is to establish the Los Angeles Cooking School as the world-class leader in integration of food preparation automation, robotics, and AI. This powerful synergy is what Management envisioned when the initiative to acquire both Future Hospitality and Los Angeles Cooking School was conceived in late 2023.

The Robotics-as-a-Service business model of Future Hospitality is a unique and robust approach to lowering the barriers of entry to automation within the foodservice, restaurant, and hospitality industry. By providing training for integration and implementation, Nightfood’s vertical integration can provide a competitive advantage in this fast-growing space.

Sonny Wang, CEO of Nightfood Holdings, Inc., commented, “The acquisition of the Los Angeles Cooking School marks an important milestone in our growth strategy. We see tremendous leverage in pioneering a platform where culinary education meets the future in automation technology. By making it easier to integrate automation, AI, and robotics, we will empower food entrepreneurs to launch and scale the technology needed to survive and thrive in the marketplace of the future.”

Christopher Becker, President of Stratford Education Group, shared, “Human creativity and touch will never disappear. But automation, robotics, and AI are a major part of the future of the culinary arts. Working with Future Hospitality the Los Angeles Cooking School will deliver world-class training in this new space, allowing Nightfood to provide an end-to-end solution unmatched in the industry.”

The transaction is subject to customary closing conditions, including the execution of definitive agreements and necessary regulatory approvals.

About Nightfood Holdings, Inc.

Nightfood Holdings Inc. (OTCQB: NGTF) is a forward-thinking holding company dedicated to identifying and capitalizing on explosive market trends within the hospitality, food services, consumer packaged goods and commercial real estate sectors. Our mission is to create unparalleled upside potential in industries ripe for innovation and growth by leading newly emerging categories and seizing opportunities in markets undergoing transformational upheaval.

Through our subsidiary, Future Hospitality Ventures Holdings, Inc. we are at the forefront of introducing and deploying AI-enabled robotics products, revolutionizing operational efficiencies and customer experiences across restaurants, foodservice operations, and hospitality on a Robotics-as-a-Service model.

About Stratford Education Group, Inc. dba Los Angeles Cooking School

The Los Angeles Cooking School, established in 2020,  is a world-class culinary education institution. With a focus on hands-on learning and practical skills, the school has earned a reputation for excellence in culinary training and education. That reputation and experience is now being applied training in robotics, automation, and AI as the future of the culinary arts.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “can,” “could”, “will”, “potential”, “should,” “goal” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Nightfood’s current expectations and speak only as of the date of this release. Actual results may differ materially from Nightfood’s current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Nightfood does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about Nightfood and the risk factors that may affect the realization of forward-looking statements is set forth in Nightfood’s filings with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov.

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